Exhibit 99.(a)(1)(a)

THE CHEESECAKE FACTORY INCORPORATED

OFFER TO AMEND THE EXERCISE PRICE OF CERTAIN OPTIONS

This document constitutes part of the prospectus relating to The Cheesecake Factory Incorporated Year 2000 Omnibus Performance Stock Incentive Plan, as amended
and
The Cheesecake Factory Incorporated 1992 Performance Employee Stock Option Plan, as amended covering securities that have been registered under the Securities Act of 1933.

February 6, 2007

THE CHEESECAKE FACTORY INCORPORATED
Offer to Amend the Exercise Price of Certain Options

This offer and withdrawal rights will expire at
5:00 p.m., Pacific Time, on March 8, 2007 unless we extend them.

By this Offer to Amend the Exercise Price of Certain Options (the “Offer to Amend”), The Cheesecake Factory Incorporated (“Cheesecake Factory,” the “Company,” “we,” “our” or “us”) is giving all eligible option holders holding eligible options to purchase shares of its common stock the right to amend the exercise price of certain outstanding options (the “offer”). Each eligible option holder holding eligible options will be provided with an addendum (referred to as the “Addendum”) setting forth his or her eligible options and the new exercise price that would apply to each eligible option, if amended, and other relevant information.

We have determined that certain of your stock options were, or may have been, granted at less than fair market value of the underlying shares of the Company’s common stock on the date of grant and therefore may be subject to taxation under Section 409A of the Internal Revenue Code (“Section 409A”). If your options are subject to Section 409A, you will be required to pay income tax in the year of vesting with respect to such options, an additional 20% tax, interest at the underpayment rate plus 1% and penalties (as applicable) and be subject to state and local tax in jurisdictions that have adopted provisions similar to Section 409A.  Additionally, you may be taxed annually thereafter on increases in value, if any, until exercised.  If you elect to participate in this Offer to Amend, it is intended that your eligible options will not be subject to taxation under Section 409A.

You are an “eligible option holder” only if you hold otherwise eligible options to purchase The Cheesecake Factory Incorporated common stock on the last date on which this offer remains open for acceptance.

An option to purchase common stock is eligible for this offer (“eligible option”) only to the extent that each of the following conditions is met:

•                                          the option was granted under (i) the Company’s 1992 Performance Employee Stock Option Plan, as amended (the “1992 Plan”), as amended or (ii) the Company’s Year 2000 Omnibus Performance Stock Incentive Plan, as amended (the “2000 Plan”);

•                                          the option has an exercise price per share that was, or may have been, less than the fair market value per share of the common stock underlying the option on the option’s grant date (that is, it was, or may have been, granted at less than the fair market value of the underlying stock on the date of grant);

•                                          the option was unvested as of December 31, 2004 (if only a portion of an option was unvested as of December 31, 2004, only the unvested portion may be an “eligible option”); and

•                                          the option is still outstanding and unexercised as of the last date on which this offer remains open for acceptance (the “offer expiration date”).

If you participate in this offer, any eligible options with respect to which you accept this offer will be amended to increase the exercise price per share to the fair market value of a share of The Cheesecake Factory Incorporated common stock on the measurement date for financial reporting purposes. If only a portion of your option grant vested or is scheduled to vest after December 31, 2004, then only that portion of the option grant is an eligible option and will be amended to increase the exercise price. Your Addendum will list the original exercise price of your eligible options, as well as the new exercise price of such options, should you accept this offer with respect to those options.

ii

Other Matters

The offer is not conditioned upon this offer being accepted with respect to a minimum number of the outstanding eligible options, but the offer is subject to customary conditions, which we describe in Section 7 of this Offer to Amend.  You are not required to accept this offer.  However, if you do not accept this offer, your eligible option may be subject to taxation under Section 409A.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CAKE.” On February 1, 2007, the closing price of our common stock was $27.72 per share. You should evaluate current market quotes for our common stock, among other factors, before deciding to participate in this offer.

See “Risks of Participating in the Offer” beginning on page 12 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT — ACTION ITEMS TO PARTICIPATE

If you participate in this offer, you must complete and sign the attached election form, and deliver it to Michelle Dutcher by fax at 866-767-5780, by hand delivery or by commercial courier capable of providing proof of delivery addressed to The Cheesecake Factory Incorporated, attention: Michelle Dutcher, 26901 Malibu Hills Road, Calabasas Hills, California 91301 before 5:00 p.m., Pacific Time, on March 8, 2007.

Only responses that are complete, signed, and actually received by Michelle Dutcher by the deadline will be accepted. Responses that are received after the deadline will not be accepted. The delivery of election or withdrawal forms is at your risk.  We intend to confirm the receipt of your election form and/or any withdrawal form within two business days by e-mail at the e-mail address you provide to us on your election form or withdrawal form, or if none has been provided by U.S. mail. If you have not received a confirmation, you must confirm that we have received your election form and/or any withdrawal form. Election forms, withdrawal forms and any request to confirm receipt of an election form or withdrawal form may only be submitted by fax, by hand delivery, or by commercial courier capable of providing proof of delivery. Responses submitted by any other means, including U.S. mail (or other post), are not permitted. The Company has prepared communications regarding this offer and will provide general tax information to eligible option holders with respect to this offer.  The Company will not provide tax advice specific to your individual circumstances.  You should direct general questions about the terms of this offer to us by telephone at: 818-871-8333 or by e-mail at: tenderquestions@thecheesecakefactory.com.  We will respond to all questions within 1 business day.

Offer to Amend the Exercise Price of Certain Options, dated February 6, 2007.

You should rely only on the information contained in this Offer to Amend or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer to amend options in any jurisdiction in which the offer is not permitted. We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction. You should not assume that the information provided in this Offer to Amend is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this offer.  This Offer to Amend summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

The Offer to Amend has not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed on the accuracy or adequacy of the information contained in this Offer to Amend.  Any representation to the contrary is a criminal offense.

iii

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this offer. You should carefully read this entire offer, the accompanying memorandum from David Overton, our Chief Executive Officer, dated February 6, 2007, and the election and withdrawal forms together with their associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Amend and the other offer documents. We have included in this summary references to other sections in this offer to help you find a more complete description of these topics.

Q1.          What is the offer?

Q2.          Why are we making this offer?

Q3.          Who is eligible to participate in this offer?

Q4.          Why am I receiving this offer?

Q5.          Which options are eligible for this offer?

Q6.          How do I participate in this offer?

Q7.          If I decide to participate in the offer, what will happen to my current eligible options?

Q8.          What will I receive if I accept this offer?

Q9.          When will my options be amended?

Q10.        Am I required to participate in this offer?

Q11.        What will be the exercise price of my amended options?

Q12.        Once my election is accepted, is there anything I must do in order for the options to be amended?

Q13.        When will my amended options vest?

Q14.        Will the terms and conditions of my amended options be the same as my original options?

Q15.        Does this change may ability to exercise the portion (if any) of my eligible options that were vested as of December 31, 2004?

Q16.        What happens to my options if I do not turn my election form in by the deadline, choose not to participate or my options are not accepted?

Q17.        If I hold multiple eligible options, can I choose which options with respect to which I want to accept this offer?

Q18.        Are there any positive or negative tax consequences to my participation in the offer?

Q19.        How will we confirm to you that your election form or withdrawal form has been received?

Q20.        Can I accept this offer with respect to shares of The Cheesecake Factory Incorporated common stock that I previously acquired upon exercise of Cheesecake Factory options?

Q21.        Will my decision to participate in the offer have an impact on my ability to receive options in the future?

Q22.        Will the Company incur additional compensation expenses for financial reporting purposes as a result of the amendment of the options?

Q23.        How will the Company determine whether I have properly accepted this offer?

Q24.        When will my amended options expire?

Q25.        Will I receive an amended option agreement?

Q26.        Are there any conditions to this offer?

Q27.        If you extend the offer, how will you notify me?

Q28.        How will you notify me if the offer is changed?

Q29.        Can I change my mind and withdraw from this offer?

Q30.        How do I withdraw my election?

Q31.        What if I withdraw my election and then decide again that I want to participate in this offer?

Q32.        Can I change my mind about which options with respect to which I want to accept this offer?

Q33.        Can I exercise my eligible option after I accept this offer but before my Eligible Option is amended?

Q34.        How should I decide whether or not to accept this offer with respect to my eligible options?

Q35.        Will my amended options remain nonstatutory stock options for United States tax purposes?

Q36         What does the Company think of this offer?

Q37.        To whom can I talk to if I have questions about the offer, or if I need additional copies of the offer documents?

Q1.         What is the offer?

A1.          This offer is a voluntary opportunity for eligible option holders to elect to have certain outstanding options amended. This opportunity is described in the following questions and answers, and in the remainder of this Offer to Amend.  We recommend that you consult with your financial, legal and other tax advisors regarding any federal, state, and other tax consequences.

Terms Used in the Offer

The following are some terms that are frequently used in this Offer to Amend.

•              “amended options” refers to eligible options that are amended pursuant to this offer.

•              “amendment date” refers to the date eligible options with respect to which you accept this offer will be amended to reflect a new exercise price, which will be equal to the fair market value of the Company’s common stock on the eligible option’s original grant date determined by the Company to be the correct measurement date for financial reporting purposes. We expect that the amendment date will be March 8, 2007, which is the same date as the offer expiration date. If the offer expiration date is extended, then the amendment date will be similarly extended.

•              “Addendum” refers to the document that will be provided to each eligible option holder. The Addendum will list eligible options and for each eligible option, will list the original exercise price, the number of unexercised shares subject to the option, and the new exercise price, if the option is amended.

•              “eligible option holder” refers to all individuals who (1) are subject to United States taxation and (2) hold otherwise eligible options, if those options remain outstanding and unexercised as of the last date on which this offer remains open for acceptance.

•              “eligible options” refers to all options with respect to which you may accept this offer in exchange for amended options, as described in Question and Answer 4 and Section 1 of the Offer to Amend.

•              “executive officers” refers to those officers of the Company listed on Schedule A to this Offer to Amend, who are officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•              “measurement date” with respect to an option refers to the date that we determine to be the correct “measurement date” for that option as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”

•              “offer expiration date” refers to the date that this offer expires. The offer expiration date will be March 8, 2007 at 5:00 p.m., Pacific Time, unless the offer is extended. We may extend the offer expiration date at our discretion. If we extend the offer, the term “offer expiration date” will refer to the time and date at which the extended offer expires.

•              “offer period” or “offering period” refers to the period from the commencement of this offer to the offer expiration date. This period will commence on February 6, 2007, and end at 5:00 p.m., Pacific Time, on March 8, 2007, unless the offer is extended.

•              “option” refers to an option to purchase one or more shares of the Company’s common stock.

•              “original exercise price” refers to the original exercise price of an eligible option, as described in Question and Answer 8. Your Addendum will list the original exercise price of each of your eligible options.

•              “Section 409A” refers to Section 409A of the United States Internal Revenue Code of 1986, as amended, and the tax regulations and guidance issued by the Internal Revenue Service thereunder.

•              “trading day” refers to each day on which the Nasdaq Global Select Market is open for trading.

Q2.         Why are we making this offer?

A2.          We have determined that certain options granted under our 1992 Performance Employee Stock Option Plan (the “1992 Plan”) and our Amended and Restated Year 2000 Omnibus Performance Stock Plan, as amended (the “2000 Plan”) were, or may have been, granted with exercise prices less than the fair market value per share of the underlying common stock on the applicable option grant date.  Unfortunately, recently enacted Internal Revenue Service Code Section 409A provides that options that were granted at less than the fair market value per share of the underlying common stock on the applicable option grant date and vest after December 31, 2004 are subject to taxation under Section 409A. Such tax consequences did not apply at the time of the grant of the option. If the eligible options are amended, the tax consequences under Section 409A and described in Section 14 of this Offer to Amend are intended to be eliminated. We are making this offer to allow you to amend the option in order to eliminate the tax consequences resulting under Section 409A. (See Question and Answer 1 and Section 3)

Q3.         Who is eligible to participate in this offer?

A3.          You may participate in this offer if you are a current employee of the Company or one of its subsidiaries and hold eligible options and those options remain outstanding and unexercised as of the last date at which this offer remains open for acceptance. (See Section 1)

Q4.         Why am I receiving this offer?

A4.          You are receiving this offer because you hold eligible options.  See the detail of your eligible options in the Addendum.

Q5.         Which options are eligible for this offer?

A5.          An option to purchase shares of our common stock is an eligible option under this offer only if each of the following conditions is met:

•              the option was granted under (i) the Company’s 1992 Performance Employee Stock Option Plan, as amended (the “1992 Plan”), as amended or (ii) the Company’s Year 2000 Omnibus Performance Stock Incentive Plan, as amended (the “2000 Plan”);

•              the option has an exercise price per share that was, or may have been, less than the fair market value per share of the common stock underlying the option on the option’s grant date (that is, it was, or may have been, granted at less than the fair market value of the underlying stock on the date of grant);

•              the option was unvested as of December 31, 2004 (if only a portion of an option was unvested as of December 31, 2004, only the unvested portion may be an “eligible option”); and

•              the option is still outstanding and unexercised as of the offer expiration date.

Q6.         How do I participate in this offer?

A6.          If you choose to participate in this offer, you must do the following before 5:00 p.m., Pacific Time, on March 8, 2007 (the offer expiration date) (or any later date to which we have extended this offer as described below):

1.             Properly complete and sign the attached election form.

2.             Deliver the completed and signed election form to:

The Cheesecake Factory Incorporated

Attention: Michelle Dutcher

26901 Malibu Hills Road

Calabasas Hills, California 91301

Fax: 866-767-5780

If you participate in this offer, you will be required to accept the offer with respect to the entire eligible portion of each eligible option grant with respect to which you participate.  In other words, you must accept the offer with respect to all the shares subject to a particular eligible option grant. You do not need to accept this offer as to all your eligible option grants, if you hold more than one eligible option grant.

To help you determine your outstanding eligible option grants and give you the tools to make an informed decision, we are providing you with an Addendum listing your eligible option grants and the new exercise price that will apply if an eligible option is amended. If you hold an option that is not listed on the Addendum, the option is not an eligible option.

This is a one-time offer, and we will strictly enforce the offer period. We reserve the right to reject any election related to options with respect to which you have elected to accept this offer that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, promptly after the offer expiration date we will accept all eligible options with respect to which a proper election has been made. (See Section 4)

Your election to participate becomes irrevocable after 5:00 p.m., Pacific Time, on March 8, 2007, unless the offer is extended past that time, in which case your election will become irrevocable after the new offer expiration date. If we have not accepted your election by 9 a.m. Pacific Time on April 4, 2007, you may withdraw your tendered options at any time thereafter.

We may extend this offer. If we extend this offer, we will issue a press release or other communication disclosing the extension no later than 9:00 a.m., Eastern Time, on the U.S. business day following the previously scheduled offer expiration date.

If you participate in this offer, you must complete and sign the attached election form and return it to Michelle Dutcher by fax at 866-767-5780, by hand delivery, or by commercial courier capable of providing proof of delivery addressed to The Cheesecake Factory Incorporated, attention: Michelle Dutcher, 26901 Malibu Hills Road, Calabasas Hills, California 91301, before 5:00 p.m., Pacific Time, on March 8, 2007. You do not need to deliver to us your stock option award notice or agreement to participate in this offer.

Only responses that are complete, signed and actually received by Michelle Dutcher by the deadline will be accepted. Responses received after the deadline will not be accepted. The delivery of election forms is at your risk.  We intend to confirm the receipt of your election form and/or any withdrawal form within two business days by e-mail at the e-mail address you provide to us on your election form or withdrawal form, or if none has been provided by U.S. mail. If you have not received a confirmation, you must confirm that we have received your election form and/or any withdrawal form.

Q7.         If I decide to participate in the offer, what will happen to my current eligible options?

A7.          If you elect to participate in the offer, your eligible options will be amended on the amendment date. The amendment date will be March 8, 2007, unless the offer period is extended.

Except for the exercise price, all other terms and conditions of your amended options will remain the same. (See Section 6)

Q8.         What will I receive if I accept this offer?

A8.          If you participate in this offer, any eligible option with respect to which you accept this offer will be amended to increase the original exercise price per share to the new exercise price. The new exercise price will be the fair market value of a share of the Company common stock on the measurement date and is shown on the Addendum.

If only a portion of your option grant vested or is scheduled to vest after December 31, 2004, then only that portion of the option grant that is an eligible option will be amended to increase the exercise price. The portion that vested on or before December 31, 2004 is not subject to the adverse tax consequences under Section 409A that this offer is designed to allow you to avoid so that portion of the option grant is not included in this offer. Instead, the portion of any option grant that vested on or before December 31, 2004 will remain outstanding in accordance with its original terms, including its original exercise price.  Acceptance of the offer shall not prevent you from being subject to the usual and customary taxes associated with the exercise or sale of your options. Your Addendum lists the original exercise price of your eligible options, as well as the new exercise price of such options, should you accept this offer with respect to those options.

Q9.         When will my options be amended?

A9.          Any eligible options with respect to which you have elected to accept this offer will be amended on the amendment date. We expect that this date will be March 8, 2007. If the offer expiration date is extended, the amendment date will be similarly delayed. Promptly after the amendment date, we will send you paperwork regarding your amended options. (See Section 6)

Q10.       Am I required to participate in this offer?

A10.        No. Participation in this offer is completely voluntary. However, if you do not participate in this offer, you likely will be subject to certain adverse tax consequences. Please also see Question and Answers 16 and 18 for a description of the potential consequences to you if you decide not to participate in the offer and instead your options will maintain their current exercise price and will be subject to taxation upon vesting under Section 409A. The Company will comply with all appropriate reporting requirements (see Question and Answer 18).

Q11.       What will be the exercise price of my amended options?

A11.        Amended options will have an exercise price per share equal to the fair market value of our common stock on the measurement date. Such exercise price is listed on your Addendum. (See Section 2)

Q12.       Once my election is accepted, is there anything I must do in order for the options to be amended?

A12.        No.  After the offer has expired and your election with respect to options has been accepted, your options will be amended. There is nothing further that you must do to receive your amended options.

Q13.       When will my amended options vest?

A13.        Your amended options will continue to vest according to the vesting schedule of your original options. Future vesting is subject to the terms and conditions of your option agreement and the plan pursuant to which your options were granted.  Options already vested remain vested. (See Sections 5 and 9)

Q14.       Will the terms and conditions of my amended options be the same as my original options?

A14.        Yes. Except for the exercise price, the terms and conditions of your amended options will remain the same as the original options they replace. The exercise price of your amended options is shown on the Addendum. (See Sections 2 and 9).

Q15.       Does this change my ability to exercise the portion (if any) of my eligible options that were vested as of December 31, 2004?

A15.        Subject to the terms of your option agreement, the Company’s Insider Trading Policy and the applicable plan, you may exercise that portion of your eligible options, if any, that were vested as of December 31, 2004 at any time prior to their termination.

Q16.       What happens to my options if I do not turn my election form in by the deadline, choose not to participate or my options are not accepted?

A16.        If we do not receive your election form by the deadline, or you choose not to participate, or your options are not accepted by us under this offer, your existing options will (1) remain outstanding until they expire by their terms, (2) retain their current exercise price, (3) retain their share amount available for purchase, (4) retain their current terms for exercise, and (5) retain their current vesting schedule. As described in Question and Answer 18, if your options are subject to Section 409A you are, or may be, required to recognize ordinary income before the options are exercised and may also be subject to an additional 20% tax, interest at the underpayment rate plus 1% and penalties (as applicable). Additionally, you may be taxed annually thereafter on increases in value, if any, until exercised.  Certain states, including California, have adopted provisions similar to Section 409A under state tax law, and for option holders subject to income taxation in such states, the total tax liability may include regular income tax, a 20% federal tax, interest at the underpayment rate plus 1%, and penalties (as applicable) and potentially state income tax, a state penalty tax of 20%, interest, and penalties.  We recommend that you consult with your financial, legal and other tax advisors regarding any federal, state, and other tax consequences. (See Section 14)

Q17.       If I hold multiple eligible options, can I choose which options with respect to which I want to accept this offer?

A17.        Yes. However, if you choose to accept this offer with respect to any of your outstanding eligible options pursuant to this offer, you must accept this offer with respect to all of the shares subject to that option grant. If you have exercised a portion of an eligible option grant, your election will apply only to the portion that remains outstanding and unexercised. If you hold an eligible option and one portion of the option vested on or prior to December 31, 2004, and the remainder vested or is scheduled to vest after December 31, 2004, only the portion that has vested or is scheduled to vest after December 31, 2004 is an eligible option. (See Section 2)

Q18.       Are there any positive or negative tax consequences to my participation in the offer?

A18.        Yes. As a result of participation in this offer, you will likely avoid potentially adverse tax consequences associated with your eligible options under Section 409A.

Section 409A provides that stock options issued with an exercise price less than the fair market value of the underlying stock on the option’s grant date (i.e., granted at a discount) may cause the option holder to recognize income in the year of vesting regardless of exercise.  In addition, such income is subject to an additional 20% tax, interest at the underpayment rate plus 1% and penalties (as applicable) if such taxes are not timely paid. It is likely that the option holders would have income recognition equal to the difference between the fair market value of the shares on the date of vesting and the exercise price (the “Spread”).  Additionally, you may be taxed annually thereafter on increases in value, if any, until exercised.  Guidance issued by the IRS indicates that the date for calculating the Spread for options which vested in 2005 and 2006 may not follow the general rule for determining the Spread.  Further, it is unclear whether the increase in the value of the underlying stock in subsequent years will be subject to Section 409A inclusion and additional taxes.

We cannot guarantee any particular tax results related to your options at this time due to the uncertainty of the proposed tax regulations.  Further, acceptance of this offer may not prevent additional taxes which may be imposed by state or local taxing agencies against such options.  If you do not accept the offer, we will report all appropriate information required by law, including, but not limited to, providing corrected W-2s for tax years 2005 and 2006. You may need to file an amended tax return(s) to reflect corrected information.  To the extent income is recognized under Section 409A in a particular year that income will be subject to ordinary income tax plus an additional 20% tax, interest at the underpayment rate plus 1%, and penalties if applicable.  Some state jurisdictions (including California), have adopted provisions similar to Section 409A under state tax law, and for option holders subject to income taxation in such states, there may be in addition to regular state income tax, a state tax penalty, interest and penalties.  Additionally, you may be taxed annually thereafter on increases in value, if any, until exercised.  Because the offer involves complex tax considerations, we recommend that you to consult your financial, legal and are tax advisor before you make any decisions about participating in this offer.

Section 409A applies to below-market grants of options that were not vested as of December 31, 2004.  Any option with an exercise price less than fair market value of our common stock on the date of grant for such option and that was vested as of December 31, 2004 is not subject to Section 409A.  To avoid any adverse tax consequences under Section 409A with respect to eligible options, remedial action may be taken by way of an amendment to bring such options into compliance with the requirements of Section 409A. We are offering you the opportunity to bring your eligible options into compliance with Section 409A through the amendment described in the Offer to Amend and summarized in the following paragraph.

Your eligible options can be amended to increase the exercise price to the per share fair market value of our common stock on the measurement date for that option, as set forth in the Addendum. We believe that such an amendment would bring the amended option into compliance with Section 409A, allowing you to exercise the amended option as you choose, subject to the existing terms and conditions in effect for that option without being subject to taxation under Section 409A.  In that case, no ordinary income or additional Section 409A tax would be applicable when the option vests.  Instead, you would be subject to ordinary income tax upon exercise of the eligible portion and the 20% additional Section 409A tax would not apply.

You should be aware that adverse tax consequences under Section 409A may apply to an eligible option if it is not amended pursuant to the Offer. However, neither we nor our board of directors has made or will make any recommendation as to whether or not you should accept the Offer to amend any option to increase the exercise price, nor have we authorized any person to make any such recommendation. You must make your own decision whether or not to accept the Offer, after taking into account your own personal circumstances and preferences. You are urged to evaluate carefully all of the information in the Offer and we recommend that you consult your own investment, legal and tax advisors.

Please also see Question and Answer 16 for a description of the potential consequences to you if you decide not to participate in the offer and instead keep your current options.

Unfortunately, the Internal Revenue Service has not issued definitive final guidance under Section 409A. There is a chance that final guidance issued by the IRS may provide some relief with respect to certain eligible options and your personal tax advisor may advocate a position under the current statute and IRS guidance that your eligible options are exempt from Section 409A. We cannot guarantee the effect of any future IRS guidance.

In addition, if you are subject to taxation in the United States, and also are subject to taxation in another country, there may be additional tax consequences relating to your participation in this offer.  Further, certain states, including California, have adopted provisions, similar to Section 409A, and for option holders subject to income taxation in such states, there may be state tax, state tax penalties, interest, and penalties.  In addition, if you are a resident of more than one state, you should be aware that taxes may be due in each state. We recommend that you consult with your financial, legal, and/or other tax advisors regarding any state tax consequences.

Q19.       How will we confirm to you that your election form or withdrawal form has been received?

A19.        We intend to confirm the receipt of your election form and/or any withdrawal form within two business days by e-mail at the e-mail address you provide to us on your election form or withdrawal form, or if none has been provided by U.S. mail. If you have not received a confirmation within two business days, you must confirm that we have received your election form and/or any withdrawal form.

Q20.       Can I accept this offer with respect to shares of The Cheesecake Factory Incorporated common stock that I previously acquired upon exercise of Cheesecake Factory options?

A20.        No. This offer relates only to outstanding and unexercised options; specifically, the offer relates to certain outstanding options that were granted under our 1992 Plan and 2000 Plan. You may not accept this offer with respect to shares of The Cheesecake Factory Incorporated common stock or other options to purchase The Cheesecake Factory Incorporated common stock. (See Section 2)

Q21.       Will my decision to participate in the offer have an impact on my ability to receive options in the future?

A21.        No. Your election to participate or not participate in the offer will not have any effect on our making future grants of options to purchase common stock, or any other rights to you or anyone else. (See Section 7)

Q22.       Will the Company incur additional compensation expenses for financial reporting purposes as a result of the amendment of the options?

A22.        No.  As required by generally accepted accounting principles, the Company has already corrected the exercise price of all eligible options for financial reporting purposes.

Q23.       How will the Company determine whether I have properly accepted this offer?

A23.        We will determine, at our discretion, all questions about the validity, form, eligibility (including time of receipt), and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options under this offer that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly elected eligible options that are not validly withdrawn, subject to the terms of this offer. No election with respect to eligible options will be deemed to have been properly made until all defects or irregularities have been cured by you or waived by us. We have no obligation to give notice of any defects or irregularities in any election form, and we will not incur any liability for failure to give any notice. (See Section 9)

Q24.       When will my amended options expire?

A24.        Except for the exercise price, the terms governing expiration of your options do not change. The options will expire on the originally scheduled expiration date or earlier as set forth in the plan and agreement governing your option. (See Section 9)

Q25.       Will I receive an amended option agreement?

A25.        Yes. All amended options will be subject to an amended option agreement between you and the Company. (See Section 9)

Q26.       Are there any conditions to this offer?

A26.        Yes. The implementation of this offer is not conditioned upon it being accepted with respect to a minimum number of eligible options; however, the completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Amend. (See Section 7)

Q27.       If you extend the offer, how will you notify me?

A27.        If we extend this offer, we will issue a press release or other form of communication disclosing the extension no later than 9:00 a.m., Eastern Time, on the next U.S. business day following the previously scheduled offer expiration date. (See Sections 2 and 6)

Q28.       How will you notify me if the offer is changed?

A28.        If we change the offer, we will issue a press release or other form of communication disclosing the change. (See Section 6)

Q29.       Can I change my mind and withdraw from this offer?

A29.        Yes. You may change your mind after you have submitted an election form and withdraw from the offer at any time before the offer expiration date. If we extend the offer expiration date, you may withdraw your election with respect to some or all of your eligible options at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the offer expiration date. However, if we have not accepted your election by 9 a.m. Pacific Time on April 4, 2007, you may withdraw your tendered options at any time thereafter. (See Section 5)

Q30.       How do I withdraw my election?

A30.        To withdraw your election with respect to some or all of your eligible options, you must do the following before the offer expiration date:

1.             Properly complete and sign the attached withdrawal form.

2.             Deliver the completed and signed withdrawal form to:

Michelle Dutcher
The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills
California 91301
Fax: 866-767-5780

Any election with respect to options you do not withdraw will remain in effect under this offer pursuant to the prior election form.  (See Section 5)

Q31.       What if I withdraw my election and then decide again that I want to participate in this offer?

A31.        If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed election form before the offer expiration date. You may elect to accept this offer with respect to some or all of the eligible option grants. The new election form must be signed and dated after the date of your withdrawal form. (See Section 5)

Q32.       Can I change my mind about which options with respect to which I want to accept this offer?

A32.        Yes. You may change your mind after you have submitted an election form and change the options with respect to which you elect to accept this offer at any time before the offer expiration date by completing and submitting a withdrawal form to:

Michelle Dutcher
The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills
California 91301
Fax: 866-767-5780

If we extend the offer expiration date, you may change your election at any time until the extended offer expires. You may elect to accept this offer with respect to additional options, or you may choose to accept this offer with respect to fewer options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the offer expiration date. Please be sure that any new election form you submit includes all the options with respect to which you want to accept this offer and is clearly dated after your last-submitted election or withdrawal form.

Q33.       Can I exercise my eligible option after I accept this offer but before my Eligible Option is amended?

A33.        Assuming that your eligible option is then exercisable, you may exercise it prior to its amendment pursuant to this offer subject to the terms of your option agreement and the Company’s insider trading policy provided that you have first withdrawn your previously submitted acceptance (see Question and Answer 29 above).  If you exercise your eligible option prior to its amendment, you will likely be subject to adverse tax consequences under Section 409A. (see Section 14).

Q34.       How should I decide whether or not to accept this offer with respect to my eligible options?

A34.        We understand that the decision whether or not to accept this offer with respect to your eligible options in this offer will be a challenging one for many option holders. The program does carry risk (see “Risks of Participating in the Offer” on page 12 for information regarding some of these risks), and there are no guarantees that you would not ultimately receive greater value from your eligible options, even considering the potential tax consequences of not amending them pursuant to this offer (as described in Section 14).  For example, it is possible that the Section 409A rules could be changed in a manner more favorable to you.  The decision to participate in the offer must be your own. We recommend that you consult with a tax specialist or other advisor to help determine if participation in this offer is right for you. (See Section 14)

Q35.       Will my amended options remain nonstatutory stock options for United States tax purposes?

A35.        Your amended options will remain nonstatutory stock options for purposes of United States tax law.

For more detailed information, please read the rest of the Offer to Amend, and see the tax disclosure set forth under the section entitled “Material United States Federal Income Tax Consequences.” (Section 14)

We recommend that you read the tax discussion in this Offer to Amend and discuss the personal tax consequences of nonstatutory stock options with your financial, legal and/or tax advisors. (See Sections 9 and 14).

Q36        What does the Company think of this offer?

A36.        Although our Board of Directors has approved this offer, neither the Company nor the Board of Directors has made, or will make, any recommendations concerning whether or not you should accept this offer.

You must make your own decision about whether to accept this offer, after taking account of your own personal circumstances and preferences.  We recommend that you consult with your tax advisors when deciding whether or not to accept this offer.

Q37.       To whom can I talk to if I have questions about the offer, or if I need additional copies of the offer documents?

A37.        If you need additional copies of the offer documents or the election or withdrawal forms, or for additional information, assistance or questions concerning this offer or questions about the tax consequences discussed in this offer, please contact us by telephone at: 818-871-8333 or by e-mail at: tenderquestions@thecheesecakefactory.com.  We will respond to your question and/or request within two business days of receipt.

RISKS OF PARTICIPATING IN THE OFFER

Participating in the offer involves a number of risks, including those described below. This list and the risk factors in Part II, Item 1A in our quarterly report on Form 10-Q for the quarter ended October 3, 2006, filed with the SEC on December 8, 2006, and Part I, Item 1A in our Annual Report on Form 10-K/A for the year ended January 3, 2006 filed with the SEC December 8, 2006, highlight the material risks with respect to the Company.  You should carefully consider these risks and are encouraged to speak with your financial, legal and/or tax advisers as necessary before deciding to participate in the offer. In addition, we strongly recommend you to read the sections in this Offer to Amend discussing the tax consequences in the United States, as well as the rest of this Offer to Amend for a more in-depth discussion of the risks that may apply to you before deciding to participate in this Offer to Amend.

This Offer to Amend and our SEC reports referred to above include “forward-looking statements”. When used in this Offer to Amend, words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Those statements speak only as of the date hereof.  This information is subject to change, and we will not necessarily inform you of such changes. Those statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

The following discussion should be read in conjunction with our most recent Forms 10-K, 10-Q and 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this Offer to Amend, which speak only as of the date hereof.

Tax-Related Risks

The IRS could change the expected Section 409A tax consequences and as a result it may be more beneficial to you not to participate in the offer.

The IRS is expected to provide additional guidance with respect to Section 409A and the tax implications of options which are granted with an exercise price that is less than the fair market value of the underlying stock on the date of grant. It is possible that this guidance could be significantly different from the current guidance.  It is also possible that future guidance may permit interpretation of Section 409A in a manner which will result in eligible options not being subject to 409A regardless of amendment.  New guidance could impose less onerous tax consequences on such options and, as a result, it may have been more beneficial to you not to participate in the offer and to have not amended your eligible options.

Although we have designed this offer in a way that we believe is specifically contemplated by the Treasury Department and the Internal Revenue Service to avoid adverse tax treatment under Section 409A, there can be no guarantee of any specific tax treatment with respect to this offer or in the future should the tax laws change again in a manner that would adversely affect your new options. In that event, we cannot provide any assurance that a similar offer such as this one will be made.

The discussion in Section 3 and Section 14 of this Offer to Amend describes the material US federal income tax consequences of participation in this offer.  If you are subject to state, local, or foreign income taxation, the tax consequences may differ materially.  State and local tax treatment of your eligible options and/or your participation in this offer may differ materially from their treatment for US federal income taxes.

Procedural Risks

You are responsible for making sure that you have made an accurate and complete election on the election forms prior to the offer expiration date. You should retain a copy of each of your election forms and each Election Confirmation Statement that you receive. The delivery of all documents, including election forms, is at your risk.

We intend to confirm the receipt of your election form and/or any withdrawal form within two business days by e-mail at the e-mail address you provide to us on your election form or withdrawal form, or if none has been provided by U.S. mail. If you have not received a confirmation, you must confirm that we have received your election form and/or any withdrawal form. Only responses that are complete, signed and actually received by Michelle Dutcher by the deadline will be accepted. Responses may only be submitted by fax, by hand or by commercial courier capable of providing proof of delivery. Responses submitted by any other means, including U.S. mail (or other post), are not permitted.  If you have not received a confirmation at the appropriate time, you must confirm that we have received your complete submission by delivering request for confirmation together with a copy of your printed election form to Michelle Dutcher by fax at 866-767-5780, by hand delivery or by commercial courier capable of providing proof of delivery addressed to The Cheesecake Factory Incorporated, attention: Michelle Dutcher, 26901 Malibu Hills Road, Calabasas Hills, California 91301. Responses submitted by any other means, including U.S. mail (or other post), are not permitted.

Business-Related Risks

In addition to those risks discussed above, you are encouraged to read the risk factors outlined in our periodic and other reports filed with the SEC, including those in our amended Annual Report on Form 10-K/A for the year ended January 3, 2006 filed with the SEC on December 8, 2006 and our Quarterly Report on Form 10-Q for the quarter ended October 3, 2006, filed with the SEC on December 8, 2006, that are incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of our common stock could decline.

THE OFFER

1.             Eligibility.

You are an “eligible option holder” only if you are a current employee of The Cheesecake Factory Incorporated or one of its subsidiaries (collectively, referred to as “Cheesecake Factory,” the “Company,” “we,” “our,” and “us”), hold eligible options and those options remain outstanding and unexercised as of the last date at which this offer remains open for acceptance. Our executive officers, listed on Schedule A to this Offer to Amend, are considered “employees” for purposes of this offer and are eligible to participate in this offer provided they were not subject to the disclosure requirements of Section 16(a) of the Securities Act of 1934 on the date of grant. In order to participate in the offer, you must hold eligible options.

Unless expressly provided by an agreement between you and Cheesecake Factory, your employment with Cheesecake Factory will remain “at-will” and can be terminated by you or us at any time, with or without cause or notice.

2.             Number of Options; offer expiration date.

Subject to the terms and conditions of this offer, we will accept for amendment eligible options that are held by eligible option holders and with respect to which proper elections are made, and are not validly withdrawn, before the offer expiration date.

An option to purchase common stock is eligible for this offer only if each of the following conditions is met:

•                                          the option was granted under (i) the Company’s 1992 Performance Employee Stock Option Plan, as amended (the “1992 Plan”), as amended or (ii) the Company’s Year 2000 Omnibus Performance Stock Incentive Plan, as amended (the “2000 Plan”);

•                                          the option has an exercise price per share that was, or may have been, less than the fair market value per share of the common stock underlying the option on the option’s grant date (that is, it was, or may have been, granted at less than the fair market value of the underlying stock on the date of grant);

•                                          the option was unvested as of December 31, 2004 (if only a portion of an option was unvested as of December 31, 2004, only the unvested portion may be an “eligible option”); and

•                                          the option is still outstanding and unexercised as of the last date on which this offer remains open for acceptance (the “offer expiration date”).

If you choose to accept this offer with respect to any of your outstanding options in this offer, you need not accept this offer with respect to all of your eligible options. However, if you do choose to accept this offer with respect to an eligible option, you must accept this offer with respect to all of the shares subject to that option grant that were unvested as of December 31, 2004. If you have exercised a portion of an eligible option, your election will apply to the portion that remains outstanding and unexercised.

Subject to the terms of this offer and upon our acceptance of the options with respect to which you have properly elected to accept this offer, any eligible option with respect to which you accept this offer will be amended to increase the exercise price per share to the fair market value of a share of The Cheesecake Factory Incorporated’s common stock on the measurement date for financial reporting purposes. If only a portion of your option grant vested or is scheduled to vest after December 31, 2004, then only that portion of the option grant is an eligible option and will be amended to increase the exercise price. The portion that vested on or before December 31, 2004 is not subject to the adverse tax consequences that this offer is designed to allow you to avoid and so that portion of the option grant will not be eligible for inclusion in the offer. Instead, the portion of any option grant that vested on or before December 31, 2004 will remain outstanding in accordance with its original terms, including its original exercise price.

You are being provided with an Addendum that lists the eligible options and, for each eligible option, the original exercise price of your eligible options, and the new exercise price of the eligible options, and the number of unexercised shares subject to your option should you accept this offer with respect to those options.

For purposes of this offer, the term “option” generally refers to an option to purchase one or more shares of our common stock.

If you cease to be employed by Cheesecake Factory on a date when you are supposed to vest in an amended option, any amended options that you hold will cease to vest and will terminate in accordance with their terms.

All amended options will be subject to the terms of the plan under which they were granted and to an amended option agreement between you and Cheesecake Factory. The current forms of option agreement under the Company’s 1992 Plan and 2000 Plan are attached as an exhibit to the Schedule TO with which this offer has been filed. See Section 9 of this Offer to Amend for descriptions of the Company’s 1992 Plan and 2000 Plan.

The offer expiration date will be 5:00 p.m., Pacific Time, on March 8, 2007, unless we extend the offer. We may, in our discretion, extend the offer, in which event the offer expiration date shall refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Amend for a description of our rights to extend, terminate and amend the offer.

3.             Purpose of the Offer.

The eligible options may have been issued with an exercise price less than the fair market value of the underlying stock on the date of grant. Unfortunately, recently enacted tax legislation under the American Jobs Creation Act of 2004 and proposed tax regulations (“Section 409A”) provide that the portion of the options that were granted with an exercise price less than the fair market value on grant date and that vest after December 31, 2004 will likely cause the option holders to be subjected to unfavorable tax consequences that did not apply at the time of the grant of the option. If the eligible options are amended, the unfavorable tax consequences, as described in Section 14 of this Offer to Amend, are intended to be eliminated and the Company’s incentive and/or retention goals for these options will be maintained.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans or proposals that relate to or would result in:

•                                          any extraordinary transaction, such as a merger, reorganization or liquidation involving Cheesecake Factory;

•                                          any purchase, sale or transfer of a material amount of our assets;

•                                          any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•                                          any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board of director vacancies or to change any executive officer’s material terms of employment, except that we currently are considering adding a director to our board of directors;

•                                          any other material change in our corporate structure or business;

•                                          our common stock being delisted from The Nasdaq Global Select Market;

•                                          our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•                                          the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•                                          the acquisition by any person of additional securities of The Cheesecake Factory Incorporated or the disposition of such securities; or

•                                          any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of The Cheesecake Factory Incorporated by any person.

In the ordinary course of business, the Company makes changes in the composition and structure of its board of directors and/or management. The Company expects that it will continue to make changes in this regard. Recently, the Board of Directors increased the number of directors from five to six and filled the resulting vacancy.  The Board of Directors is considering increasing the number of directors to seven and the appointment of a director to fill the newly created vacancy.

Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult a tax specialist or other investment and tax advisor. You must make your own decision about whether to participate in this offer.

4.             Procedures for Electing to Participate in this Offer.

Proper election to participate in this offer.

Participation in this offer is voluntary. To participate in this offer, you must, in accordance with the instructions of the election form, properly complete, sign and deliver the election form to Michelle Dutcher. She must receive the properly completed and signed election forms and option agreement(s) before the offer expiration date. The offer expiration date will be 5:00 p.m., Pacific Time, on March 8, 2007, unless we extend the offer. Election forms and related documents may only be submitted by fax, by hand or by commercial courier capable of providing proof of delivery addressed to The Cheesecake Factory Incorporated, attention: Michelle Dutcher, 26901 Malibu Hills Road, Calabasas Hills, California 91301, Fax: 866-767-5780 before the offer expiration date.

If you participate in this offer, any eligible options with respect to which you accept this offer will be amended to increase the exercise price per share to the fair market value of a share of The Cheesecake Factory Incorporated common stock on the measurement date for financial reporting purposes. If only a portion of your option grant vested or is scheduled to vest after December 31, 2004, then only that portion of the option grant is an eligible option and will be amended to increase the exercise price.  To help you recall your outstanding eligible option grants and give you the tools to make an informed decision, we are providing you with an Addendum listing your eligible options and the amended option exercise price.

Your election to participate becomes irrevocable after 5:00 p.m., Pacific Time, on March 8, 2007 unless the offer is extended past that time, in which case your election will become irrevocable after the new offer expiration date, except as provided in Section 5 of this Offer to Amend. You may change your mind after you have submitted an election form and withdraw from the offer at any time before the offer expiration date, as described in Section 5 of this Offer to Amend. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the offer expiration date.

If you submit an election form, and then decide that you would like to elect to accept this offer with respect to additional options, you must submit a new election form to Michelle Dutcher by the offer expiration date. This new election form must also list all of the options with respect to which you wish to accept this offer, because your original election form will no longer be valid. You may submit new election forms as often as you wish prior to the offer expiration date, but you will be bound by the last properly submitted election or withdrawal form we receive prior to the election date.

The delivery of all documents, including election forms, is at your risk.  We intend to confirm the receipt of your election form and/or any withdrawal form within two business days by e-mail at the e-mail address you provide to us on your election form or withdrawal form, or if none has been provided by U.S. mail. Only responses that are complete, signed and actually received by Michelle Dutcher by the deadline will be accepted.  If you have not received a confirmation at the appropriate time, you must confirm that we have received your complete submission by delivering request for confirmation together with a copy of your printed election form to Michelle Dutcher by fax at 866-767-5780, by hand delivery or by commercial courier capable of providing proof of delivery addressed to The Cheesecake Factory Incorporated, attention: Michelle Dutcher, 26901 Malibu Hills Road, Calabasas Hills, California 91301.  Responses submitted by any other means, including U.S. mail (or other post), are not permitted.

This is a one-time offer, and we will strictly enforce the offer period. We reserve the right to reject any election that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all options with respect to which proper elections are made promptly after the offer expiration date.

Our receipt of your election form is not by itself an acceptance of your options. For purposes of this offer, we will be deemed to have accepted options with respect to which proper elections have been made and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options. We may issue this notice of acceptance by press release, fax, or other methods of communication. Options accepted will be amended on the offer expiration date, which we presently expect will be March 8, 2007.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

We will determine, at our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options with respect to which elections have been made that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all options with respect to which proper elections are made that are not validly withdrawn. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any election of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and options with respect to which elections have been made. No elections will be deemed to have been properly made until all defects or irregularities have been cured by the option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the offer period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement.

Your election through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for amendment will constitute a binding agreement between The Cheesecake Factory Incorporated and you upon the terms and subject to the conditions of this offer.

5.             Withdrawal Rights and Change of Election.

You may withdraw the options with respect to which you previously elected to accept the offer only in accordance with the provisions of this section.

If you have previously elected to accept this offer with respect to your options, you may withdraw that election with respect to some or all of these options at any time before the offer expiration date, which is expected to be 5:00 p.m., Pacific Time, on March 8, 2007. If we extend the offer, you may withdraw your options at any time until the extended offer expiration date.  Promptly after the offer expiration date we intend to accept all options with respect to which valid elections have been made. If we have not accepted your election by 9 a.m. Pacific Time on April 4, 2007, you may withdraw your tendered options at any time thereafter.

To withdraw validly some or all of the options with respect to which you have previously chosen to accept this offer, you must deliver to Michelle Dutcher by fax at 866-767-5780, by hand delivery or by commercial courier capable of providing proof of delivery addressed to The Cheesecake Factory Incorporated, attention: Michelle Dutcher, 26901 Malibu Hills Road, Calabasas Hills, California 91301, in accordance with the procedures listed in Section 4 above, a signed and dated withdrawal form with the required information, while you still have the right to withdraw the options. Any options that you do not withdraw will remain bound pursuant to your prior election form. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the offer expiration date. Michelle Dutcher must receive the properly completed and signed withdrawal form before the offer expiration date. The offer expiration date will be 5:00 p.m., Pacific Time, on March 8, 2007, unless we extend the offer.

You may not rescind any withdrawal. Your elections with respect to withdrawn eligible options will be deemed not properly made for purposes of the offer, unless you properly re-elect to accept this offer with respect to your eligible options before the offer expiration date. To re-elect acceptance of this offer with respect to the withdrawn eligible options, you must submit a new election form to Michelle Dutcher before the offer expiration date by following the procedures described in Section 4 of this Offer to Amend. This new election form must be properly completed, signed and dated after your original election form and after your withdrawal form.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any withdrawal form or any new election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of withdrawal forms and new election forms. Our determination of these matters will be final and binding.

The delivery of all documents, including any withdrawal forms and any new election forms, is at your risk.  We intend to confirm the receipt of your withdrawal form and/or any election form within two business days by e-mail at the e-mail address you provide to us on your election form or withdrawal form, or if none has been provided by U.S. mail. If you have not received a confirmation at the appropriate time, you must confirm that we have received your complete submission by delivering request for confirmation together with a copy of your printed election form to Michelle Dutcher by fax at 866-767-5780, by hand delivery or by commercial courier capable of providing proof of delivery addressed to The Cheesecake Factory Incorporated, attention: Michelle Dutcher, 26901 Malibu Hills Road, Calabasas Hills, California 91301.  Responses submitted by any other means, including U.S. mail (or other post), are not permitted.

6.             Acceptance of Options for Amendment and Issuance of Amendment to Stock Option Agreement.

Upon the terms and conditions of this offer and promptly following the offer expiration date, we will amend all eligible options with respect to which proper elections have been made that have not been and not validly withdrawn before the offer expiration date.

Subject to the terms and conditions of this offer, if elections with respect to your eligible options are properly made and accepted by us, these options will be amended as of the amendment date, which is on the same date as the offer expiration date. We expect that the amendment date will be March 8, 2007, unless the offer period is extended. If the offer expiration date is delayed, the amendment date will be similarly delayed. Once eligible options with respect to which you elect to accept this offer are amended, you will receive evidence of those options if the form of an Amendment to Stock Option Agreement.

For purposes of the offer, we will be deemed to have accepted those options with respect to which valid elections have been made and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance for amendment of options.  This notice may be made by press release, fax or other method of communication. Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Amend, we currently expect that we will accept promptly after the offer expiration date all options with respect to which proper elections have been made that are not validly withdrawn.

If, for any reason, you are not an employee of Cheesecake Factory through the expiration date, you are not entitled to participate in this offer and you will not receive any amended options.  You will keep all of your eligible options. These options will continue to be governed by the Plan under which they were granted and by the existing option agreements between you and Cheesecake Factory.

Options that we do not accept for amendment will remain outstanding until they expire by their terms and will retain their current exercise price and current vesting schedule. Please see Section 14 of this Offer to Amend for a description of the tax consequences to you of accepting and not participating in this offer.

7.             Conditions of the Offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options for amendment, and we may terminate the offer, or postpone our acceptance and amendment of any options for which elections to amend have been made, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the offer expiration date, any of the following events has occurred, or has been determined by us to have occurred:

•                                          there shall have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer or that, in our reasonable judgment, could materially and adversely affect our business, condition (financial or other), operating results or prospects or otherwise materially impair in any way the conduct of our business or the contemplated benefits of the offer to us (see Section 3 of this Offer to Amend for a description of the contemplated benefits to us).

•                                          any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the offer, any of which in our reasonable judgment might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (See Section 3 of this Offer to Amend for a description of the contemplated benefits to us);

•                                          there shall have occurred:

•                                          any general suspension of trading in, or limitation on prices for, our securities by the SEC or the Nasdaq Global Select Market,

•                                          any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

•                                          if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer; or

•                                          repeal or modification of Section 409A, or the issuance or proposed issuance of any guidance or regulations under Section 409A, such that the Company determines, in its reasonable judgment, that the reasons for the amendment are no longer applicable;

•                                          a tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed or we shall have learned that:

•                                          any person, entity or group has purchased all or substantially all of our assets,

•                                          any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

•                                          any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional common stock constituting more than 1% of our outstanding shares,

•                                          any new group shall have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for amendment of eligible options, or

•                                          any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries;

•                                          there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer other than as contemplated as of the commencement date of this offer (as described in Section 12);

•                                          any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations or stock ownership of The Cheesecake Factory Incorporated that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (See Section 3 of this Offer to Amend for a description of the contemplated benefits to us); or

•                                          any rules or regulations by any governmental authority, the National Association of Securities Dealers, the Nasdaq Global Select Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced or deemed applicable to the Company that have resulted or may result in our reasonable judgment in a material impairment of the contemplated benefits of the offer to us (See Section 3 of this Offer to Amend for a description of the contemplated benefits to us).

If any of the above events occur, we may:

•                                          terminate the offer and promptly return all eligible options with respect to which elections have been made to the eligible option holders;

•                                          complete and/or extend the offer and, subject to your withdrawal rights, retain all options with respect to which elections have been made until the extended offer expires;

•                                          amend the terms of the offer; or

•                                          waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the offer expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the offer expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.             Price range of Shares underlying the Options.

The Cheesecake Factory Incorporated common stock that underlies your options is traded on the Nasdaq Global Select Market under the symbol “CAKE.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our common stock as reported by the Nasdaq Global Select Market.

	High	Low
Fiscal Year Ending January 2, 2007
1st Quarter	$37.06	$36.27
2nd Quarter	$27.13	$26.75
3rd Quarter	$26.74	$25.81
4th Quarter	$29.73	$24.53
Fiscal Year Ended January 3, 2006
1st Quarter	$37.36	$29.88
2nd Quarter	$36.81	$30.15
3rd Quarter	$36.75	$29.29
4th Quarter	$38.49	$30.55

There is no established trading market for your eligible options or any other options granted under the 1992 Plan or at the 2000 Plan.  On February 1, 2007, the closing sale price of our common stock, as reported by The Nasdaq Global Select Market was $27.72 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9.             Source and Amount of Consideration; Terms of amended options.

Consideration. If we have accepted your election to amend your eligible options, you will receive an Amendment to Stock Option Agreement. For purposes of this offer, the term “option” generally refers to an option to purchase one or more shares of our common stock.

Each amended option will be amended on the amendment date (expected to be March 8, 2007). All amended options will be subject to an Amendment to Stock Option Agreement between you and Cheesecake Factory.

Terms of amended options Except for the exercise price, the terms and conditions of your amended options will remain the same.

Accordingly, the amended options will vest in accordance with the same vesting schedule measured from the same vesting commencement date and it will have the same exercise period, option term and other conditions currently in effect for that option. The amended options with respect to which the Offer has been accepted will not create any contractual or other right of the accepting option holders to receive any future grants of stock options or other stock-based compensation. The Offer does not change the “at-will” nature of an option holder’s employment with us, and, except for option holders who are party to an employment agreement with us, an option holder’s employment may be terminated by us or by the option holder at any time, for any reason, with or without cause.  The options have all been granted pursuant to the Plans, and the amended options which result from repricing of those options will continue to remain outstanding under the respective Plans under which they were granted. Our statements in this Offer to Amend concerning the Plan and the amended options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Company’s 1992 Plan and 2000 Plan, and the form of option agreement under the Company’s 1992 Plan and 2000 Plan, which have been filed as exhibits to the Schedule TO of which this offer is a part. Please contact us at: 818-871-8333 or by e-mail at: tenderquestions@thecheesecakefactory.com, to receive a copy of the Company’s 1992

Plan and 2000 Plan, and the form of option agreement thereunder. We will promptly furnish you copies of these documents upon request at our expense.

The following descriptions summarize the material terms of Company’s 1992 Plan and 2000 Plan:

Description of the 1992 Plan

The following is a summary description of the 1992 Plan. This description of the 1992 Plan is qualified in its entirety by reference to the full text of the 1992 Plan, a copy of which may be requested from the Company.  The 1992 Plan has terminated and no additional options may be granted under it.  The 1992 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under section 401(a) of the Code.

Purpose.  The purpose of the 1992 Plan is to provide an additional incentive to certain employees who are making it can continue to make substantial contributions to the Company by providing employees with an opportunity to acquire a proprietary interest in the Company through the grant and exercise of options to purchase shares of common stock of the Company.

All options granted to employees under the 1992 Plan were not intended to qualify as “incentive stock options” as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended.

Administration.  The Board of Directors has delegated the administration of the 1992 Plan to its Compensation Committee composed solely of non-employee directors.  The Committee interprets the 1992 Plan and adopts the rules and regulations for carrying out the terms and purposes of the 1992 Plan and may take such other action in administering the 1992 Plan as it deems advisable.  The interpretation and construction by the Committee of any provisions of the 1992 Plan or any option agreement thereunder and the determination of any question arising under the 1992 Plan, or any rule or regulation, or any option agreement thereunder are final and binding on all persons interested in the 1992 Plan.

Option Price.  The exercise price of each option was determined by the Committee and was intended to be not less than 100% of the fair market value of the common stock subject to the option on the date the option was granted. However, the Company has determined that certain options granted under the 1992 Plan were, or may have been, granted with exercise prices that were less than the fair market value of the Company’s common stock on option grant date.  An option shall be exercised by written notice to the Company upon such terms and conditions as the option holder’s stock option agreement provides and in accordance with such other procedures for the exercise of options as the Board or the Committee may establish from time to time. Each notice must state the number of shares with respect to which the option is exercised and be signed by the person exercising the option.  The purchase price of common stock acquired pursuant to an option shall be paid in full for the number of shares specified by a certified or cashiers check or by transfer of shares of common stock of the Company owned by the option holder having a fair market value on the exercise date equal to the option price for the shares being purchased. Payments of common stock shall be made by delivery of common stock certificates properly endorsed for transfer in negotiable form. If other than the option holder, the person or persons exercising the option shall be required to furnish the Company appropriate documentation that such person or persons have the full legal right and power to exercise the option on behalf of and for the option holder.

Adjustments upon Changes in Common Stock; Reorganization, Merger, Consolidation.  If there is any change in the number of shares of the Company’s common stock through the declaration of stock dividends or through a recapitalization that results in stock splits or reverse stock splits, the Board shall make corresponding adjustments to the number of shares of the Company’s common stock subject to options and the price per share of the options in order to appropriately reflect any increase or decrease in the number of issued shares of the Company’s common stock.  No fractional shares of stock shall be issued under the 1992 Plan on account of any such adjustment. Upon the dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation of the Company where the Company is the surviving corporation and the stockholders immediately prior to such transaction do not own at least 80% of the Company’s common stock immediately after such transaction, or upon any reorganization, merger or consolidation of the Company where the Company is not the surviving corporation, or upon a sale of substantially all of the Company’s assets or 80% of the outstanding common stock, options granted prior thereto shall become immediately exercisable in full and shall remain exercisable until the effective date of such transaction.  However, any exercise of any option shall be subject to and conditioned upon the consummation of the transaction to which the exercise relates and, if for any reason, the transaction is abandoned, exercise of the option will be void and the option will thereafter be exercisable only as permitted in the 1992 Plan and the option agreement.

Expiration, Termination and Transfer of Options.  Subject to earlier termination as provided in the 1992 Plan, each Option granted and all rights or obligations thereunder by its terms shall expire on such date as the Committee may determine as set forth in such stock option agreement. Except in the event of termination of employment due to death, disability or termination for “substantial cause” (as defined below), options will terminate three months after an option holder ceases to be employed by the Company or its subsidiaries unless the options by their terms were scheduled to terminate earlier but only as to such number of shares as to which the option was exercisable on the date of termination. If termination occurs by reason of disability (as defined in the 1992 Plan), such three-month period shall be extended to one year. If employment is terminated for “substantial cause,” the option holder’s right to exercise will terminate at the time notice of termination is given. Termination for “substantial cause” shall include (a) the commission of a criminal act against, or in derogation of the interests of the Company or any of its subsidiaries, (b) knowingly divulging confidential information about the Company, (c) interference with the relationship between the Company and any major customer, or (d) any similar action that the Committee may deem sufficiently injurious to the interests of the Company. If an employee dies while in the employ of the Company or within three months after cessation of such employment (except for “substantial cause”), his or her estate or personal representative shall have the right to exercise such option before the date such option would otherwise terminate, but only as to the number of shares as to which such option was exercisable on the date of death. An option is not transferable or assignable by the grantee (other than upon death as described above). Option shall be exercisable during the lifetime of the person to whom the option is granted only by such person or his or her legal representative. In addition, subsequent to the grant of any option, the Committee, at any time before complete termination of such option, may accelerate the time or times at which such option may be exercised in whole or in part (without reducing the term of such option), notwithstanding the provision in the option stating the time during which the option may be exercised.

Vesting Of Options.  The Committee determined vesting periods for options granted under the 1992 Plan. In order for options to vest, the requirements set forth in the option agreement must be satisfied. In order for options granted to restaurant general managers to vest, the general manager’s restaurant must achieve certain target objectives established at the beginning of the year for such restaurant. For all other option holders, the Company’s earnings performance for the year must meet or exceed the average earnings performance of all full-menu table service restaurants reported in the Schroder Restaurant Index or an equivalent index.

Termination and Amendment of the 1992 Plan.  The 1992 Plan terminated in 2004 and no new options may be granted under the 1992 Plan. With the consent of the holder of an option and subject to the terms and conditions of the 1992 Plan, the Committee may amend outstanding stock option agreements with any option holder, including, without limitation, any amendment which would (a) accelerate the time or times at which the option may be exercised and/or (b) extend the scheduled expiration date of the option.

Description of the 2000 Plan.

The following is a summary description of the 2000 Plan. All stock options granted under the 2000 Plan to date specify that they are not intended to be treated as “incentive stock options” under Section 422 of the Code and thus will be treated as non-statutory stock options.  In addition to non-statutory stock options, the 2000 Plan provides for the grant of other types of incentive awards: incentive stock options, restricted shares, stock appreciation rights, deferred shares, performance shares, and performance units.  These other types of incentive awards are not subject to this Offer to Amend and are accordingly not described below.  The following summary is qualified in its entirety by reference to the full text of the 2000 Plan.  This summary is qualified in its entirety by reference to the full text of the 2000 Plan, a copy of which may be requested from the Company.  The 2000 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

Purpose.  The purpose of the 2000 Plan is to provide performance based incentives to grantees who are making and can continue to make substantial contributions to the success of the Company by providing these grantees with an opportunity to acquire a proprietary interest in the Company through the grant and exercise of incentive awards.

Eligibility.  Any individual employee of the Company or a subsidiary of the Company who is not an executive officer is eligible for selection to receive awards under the 2000 Plan.

Administration.  The Board has delegated the administration of the 2000 Plan to its Compensation Committee. Subject to the provisions of the 2000 Plan, the Compensation Committee determines: the grantees of options; the number of shares of common stock subject to the options; the date or dates upon which an option may be exercised or granted; the manner in which an option may be exercised including vesting requirements; performance objectives for the grant or vesting of options; such other terms to which an option grant is subject (which are set forth in or incorporated into an option agreement); and the form of any agreement evidencing an option grant.

Shares Subject to the 2000 Plan.  The maximum number of shares of the Company’s common stock subject to the 2000 Plan is 10,347,300 shares.  Pursuant to the 2000 Plan, the maximum number of shares of common stock that may be covered by awards granted to any one individual is 300,000 shares during any consecutive 12-month period.  Only 25% of the authorized shares may be used for incentive awards under the 2000 Plan. This calculation does not include shares of common stock that may be issued upon the exercise of nonqualified stock options.

Option Price.  The exercise price of options granted under the 2000 Plan shall be 100% of the fair market value of the Company’s common stock on the grant date.  However, the Company has determined that certain options granted under the 2000 Plan were, or may have been, granted with exercise prices that were less than the fair market value of the Company’s common stock on option grant date.  An option shall be exercised by written notice to the Company upon terms and conditions as the option holder’s stock option agreement provides and in accordance with such other procedures for the exercise of options as the Board or the Committee may establish from time to time. Each notice must state the number of shares with respect to which the option is exercised and be signed by the person exercising the option.  The purchase price of common stock acquired pursuant to an option shall be paid in full for the number of shares specified by a certified or cashiers check or by transfer of shares of common stock of the Company owned by the option holder having a fair market value on the exercise date equal to the option price for the shares being purchased. Payments of common stock shall be made by delivery of common stock certificates properly endorsed for transfer in negotiable form. If other than the option holder, the person or persons exercising the option shall be required to furnish the Company appropriate documentation that such person or persons have the full legal right and power to exercise the option on behalf of and for the option holder.

If the number of shares of the Company’s common stock changes through the declaration of stock dividends or through a re-capitalization which results in stock splits or reverse stock splits, the Board of Directors shall make corresponding adjustments to the number of shares of common stock available for awards under the 2000 Plan, the number of shares covered by outstanding awards, and, if applicable, the prices per share applicable to the awards in order to appropriately reflect any increase or decrease in the number of issued shares of common stock.  However, any fractional shares of common stock resulting from such adjustment shall be eliminated.  If there is a change in the Company’s common stock, which is limited to a change of all of our authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be common stock within the meaning of the 2000 Plan.  Except as provided in the option agreement evidencing the option, a grantee will no rights by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of the Company.

The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or consolidate or to dissolve, liquidate or sell or transfer all or part of its business or assets.

Exercise. To exercise an option, an option holder must provide the Company with a written notice of the exercise that indicates the number of shares to be purchased.  The notice must be signed by the person awarded the option and, in the event the option is being exercised by any person other than the person awarded the option, must be accompanied by proof, satisfactory to the Company’s counsel of the right of that person to exercise the option.  The exercise price of the option must be paid in full for the number of shares of common stock specified in the notice.  The Compensation Committee may, as a condition to exercise, require in its discretion that the option holder pay to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements, or withhold from the shares of common stock otherwise issuable upon the exercise of the option, a portion of those shares with an aggregate fair market value (on the business day immediately preceding the date of exercise) equal to the amount of the withholding tax requirements.  The exercise price must be paid in cash or certified or cashier’s check.  Unless otherwise determined by the Compensation Committee, the exercise price may also be satisfied by exchanging shares of the Company’s common stock and held for the requisite period, if any, to avoid a charge to the Company’s earnings for financial reporting purposes or by a combination of cash and shares.  Unless otherwise determined by the Compensation Committee in its discretion, “cashless” exercises are permitted (i.e., providing irrevocable instructions to a Company designated brokerage firm to effect the immediate sale of the shares purchased on exercise of the option and pay over to the Company sufficient funds to cover the applicable exercise price plus all applicable withholding taxes).

Expiration, Termination and Transfer.  No option granted under the 2000 Plan may have a term in excess of ten years from the grant date, except as otherwise provided in the 2000 Plan or the option agreement.  The actual expiration date of an option will be set forth in the option agreement.

In the event that a grantee’s employment by the Company ceases for any reason other than death, or termination for cause, his or her options may be exercised at any time within 90 calendar days after employment ceases (subject to the terms of the option agreement and the Company’s Special Trading Policy and Procedures and securities’ laws), but only as to that number of shares of the Company’s common stock as to which the option was then exercisable at the date of cessation of employment.  A transfer of employment from The Cheesecake Factory Incorporated to a subsidiary (or vice versa) shall not be deemed a termination of employment.

If the Company terminates a grantee’s employment for “cause”, the right to exercise any options granted under the 2000 Plan that otherwise would have been exercisable at the date of cessation of employment shall terminate at the time when the Company gives notice of termination of employment and the options (whether or not then exercisable) shall be immediately canceled.  “Cause” means a finding by the Compensation Committee that a grantee:

•                  is or has been dishonest, incompetent or negligent in the discharge of such his or her duties to the Company; or has refused to perform stated or assigned duties;

•                  has committed an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, recipes, processes, customer lists, employee lists, trade secrets or other confidential or proprietary information;

•                  has committed a breach of fiduciary duty, or a material violation of any law, rule or regulation or rule, policy or procedure of the Company or an affiliate;

•                  has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses);

•                  has materially breached any of the provisions of any agreement with the Company or an affiliate;

•                  has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or an affiliate;

•                  has intentionally or negligently caused the Company to be subject to fine, citation, shut down, or other disciplinary action by any federal, state or local governmental body, including without limitation a department of health, occupational safety, alcoholic beverage control, or immigration;

•                  has caused a fire, explosion or other catastrophic event involving the Company’s facilities or equipment that could have been reasonably avoided by following the Company’s policies and procedures;

•                  has failed to comply (or personnel under the direction of the grantee has failed to comply) with the Company’s policies and procedures concerning the occurrence, reporting, and investigation of any harassment or discrimination complaint;

•                  has induced a customer to break or terminate any contract with the Company or an affiliate;

•                  has induced any principal for whom the Company or an affiliate acts as agent to terminate such agency relationship;

•                  has failed to adhere to the Company’s Code of Ethics and Code of Conduct;

•                  has failed to maintain a safe and secure workplace; or

•                  has solicited the employment of any of the Company’s agents or employees to work for another business entity.

If a grantee dies while employed by the Company and while in good standing with the Company and/or within 90 calendar days after cessation of his or her employment (unless cessation occurs due to “cause”), the grantee’s estate, personal representative or the person that acquires his or her option by bequest or inheritance or by reason of his or her death will have the right to exercise the option at any time within one calendar year from the date of death (subject to the term of the option), but only as to the number of shares as to which the option was exercisable on the date of death.  In that event, unless so exercised within the one calendar year period, the option shall terminate.

If a grantee’s employment ceases by reason of disability and he or she is in good standing at the time of cessation of your employment, the 90-calendar day period shall be extended to one year from the date on which employment ceases (subject to the term of the option). “Disability” means the permanent and total disability of a person within the meaning of Internal Revenue Code Section 22(e)(3), substantiated in such manner and form as the Compensation Committee may require.

Options granted under the 2000 Plan may not be transferred other than by will or the laws of descent and distribution.  Options that have become exercisable (i.e., “vested”) are exercisable during the grantee’s lifetime only by the grantee or, in the event of the grantee’s legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on his or her behalf under state law.  Any attempt to transfer an option in violation of the 2000 Plan or the option agreement will render the grant null and void.  The Compensation Committee may expressly provide in an option agreement that the option may be exercised by a grantee’s family member who has acquired the option from the grantee through a gift or a domestic relations order.  For this purpose, a “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50% of the voting interests.  Subsequent transfers of options shall be prohibited except in accordance with the foregoing.  Any option granted under the 2000 Plan may provide that all or any part of the shares that are to be issued or transferred by the Company upon the exercise of options shall be subject to further restrictions on transfer.

Termination and Amendments.  The 2000 Plan shall terminate on May 17, 2009, provided that the Compensation Committee may terminate the plan at any time. The Board has the right to amend, suspend or terminate the 2000 Plan at any time. No amendment to the 2000 Plan shall be effective unless the amendment is approved by the stockholders when the failure to obtain such approval would adversely affect the compliance of the plan with Section 162(m) and Section 422 of the Code or with other applicable laws, regulations or listing standards of the exchange or over-the-counter market upon which the common stock of the Company is listed.

Federal Income Tax Consequences under 1992 Plan and 2000 Plan.  The following discussion is only a summary of the principal federal income tax consequences of options granted under the 1992 Plan and 2000 Plan, and is based on existing federal law (including administration, regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual option holders, which may substantially alter or modify the federal income tax consequences discussed herein.  This summary is not intended to be exhaustive and does not describe state or local tax consequences.

To date, all options granted under the 1992 Plan and 2000 Plan are not intended to qualify as “Incentive Stock Options” under Code Section 422.  Instead, the options are intended to be treated as nonstatutory stock options.  In general, an option holder will not recognize income at the time a nonstatutory stock option is granted or vests.  Provided the option is not subject to Section 409A, the option holder will recognize ordinary income at the time of exercise in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. Ordinary income from an Option will constitute compensation income.  At the time of sale of shares acquired pursuant to the exercise of such an option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

To the extent that a holder recognizes ordinary income upon the exercise of the option, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Subject to special rules applicable when an option holder uses common stock of the Company to exercise an option, shares acquired upon exercise of an Option will have a tax basis equal to their fair market value on the exercise date and the holding period for the shares generally will begin on the day after the date of exercise. Upon subsequent disposition of the shares, the option holder generally will recognize capital gain or loss. Capital gain recognized by an option holder on shares held more than one year will be taxable at the current maximum federal tax rate of 15%.

10.          Information Concerning Cheesecake Factory.

Our principal executive offices are located at 26901 Malibu Hills Road, Calabasas Hills, California 91301 U.S.A., and our telephone number is (818) 871-3000. Questions regarding how to participate in this offer should be directed to us by telephone at: 818-871-8333 or by e-mail at: tenderquestions@thecheesecakefactory.com

The Company operates upscale, full-service, casual dining restaurants under The Cheesecake Factory® mark in 29 states and the District of Columbia.  We also operate upscale, full-service, casual dining restaurants under the Grand Lux Cafe® mark in Sunrise, Florida; Garden City, New York; Houston, Texas; Dallas, Texas; Chicago, Illinois; Los Angeles, California and Las Vegas, Nevada; and one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida.  We also operate a bakery production facility in Calabasas Hills, California that produces baked desserts and other products for our restaurants and for other foodservice operators, retailers and distributors and a big reproduction facility in Rocky Mountain, North Carolina.  We also license two bakery cafes under The Cheesecake Factory Bakery Cafe® mark to another foodservice operator.

The financial information included in our annual report on Form 10-K/A for the fiscal year ended January 3, 2006, filed with the SEC on December 8, 2006, and our quarterly report on Form 10-Q for the quarter ended October 3, 2006, filed with the SEC on December 8, 2006 is incorporated herein by reference. Please see Section 18 of this Offer to Amend entitled, “Additional Information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

The following table sets forth selected consolidated financial operating data for the Company derived from the consolidated financial statements included in our Annual Report on Form 10-K/A for the fiscal year ended January 3, 2006.

	Fiscal Year (Amounts in Thousands, except per share amounts)
	2005*	2004*
Current assets	$172,813	$102,971
Noncurrent assets	$753,437	$656,023
Current liabilities	$133,102	$114,498
Noncurrent liabilities	$146,449	$103,673

Revenues	$1,182,053	$969,232
Cost of sales	$302,889	$257,076
Income from operations	$129,741	$96,955
Net income	$87,948	$65,336

Net income per share**
Basic	$1.12	$0.84
Diluted	$1.10	$0.82

Ratio of earnings to fixed charges***	11:1	9:1

Book value per share**	$8.20	$6.94

*Fiscal year 2005 (which ended January 3, 2006) consisted of 53 weeks while fiscal year 2004 (which ended on December 28, 2004) consisted of 52 weeks.

**The per share amounts have been adjusted to reflect a 3 for 2 stock split effected in the form of a 50% stock dividend payable December 8, 2004.

***The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense.

11.          Interests of Directors and Officers; Transactions and Arrangements concerning the Options.

A list of our directors and named executive officers is attached to this Offer to Amend as Schedule A. Our officers may participate in this offer provided that they were not subject to the disclosure requirements of Section 16(a) of the Securities Act of 1934 on the date of grant and hold eligible options. None of our non-employee directors holds eligible options and therefore none of our non-employee directors are eligible option holders.

As of January 14, 2007, our executive officers and directors (ten persons) as a group held options unexercised and outstanding under our 1992 Plan to purchase a total of 78,200 of our shares, which represented approximately 28% of the shares subject to all options outstanding under our 1992 Plan as of that date. As of the same date, our executive officers and directors as a group held options unexercised and outstanding under our 2000 Plan to purchase a total of 100,750 of our shares, which represented approximately 1% of shares subject to all options outstanding under our 2000 Plan as of that date.

The following table below sets forth the beneficial ownership of each of our executive officers and directors of options under the Company’s 1992 Plan and 2000 Plan outstanding as of January 14, 2007. The percentages in the table below are based on the total number of outstanding options (i.e., whether or not eligible for amendment) to purchase shares of our common stock under the Company’s 1992 Plan and 2000 Plan, which was 6,766,017 as of January 14, 2007. Executive officers who were not subject to the disclosure requirements of Section 16(a) of the Securities Act of 1934 on the date of grant are eligible to participate in the offer if they hold eligible options.

	Number of Options Outstanding Under our 1992 Plan As of January 14, 2007	Percentage of Total Outstanding Options Under our 1992 Plan As of January 14, 2007	Number of Options Outstanding Under our 2000 Plan As of January 14, 2007	Percentage of Total Outstanding Options Under our 2000 Plan As of January 14, 2007
David Overton, Chairman of the Board and Chief Executive Officer	0	0	0	0
Peter J. D’Amelio*, President and Chief Operating Officer The Cheesecake Factory Restaurants Inc. and Grand Lux Cafe, LLC	0	0	22,000	Less than 1% of total outstanding options under our 2000 Plan
Max S. Byfuglin, President of The Cheesecake Factory Bakery Incorporated	0	0	57,500	1%
Debby R. Zurzolo, Executive Vice President, Secretary and General Counsel	78,200	28%	0	0
Michael J. Dixon, Senior Vice President, Finance and Chief Financial Officer	0	0	21,250	Less than 1% of total outstanding options under our 2000 Plan
All directors and executive officers as a group	78,200	28%	100,750	1%

*Mr. D’Amelio resigned as an executive officer effective February 9, 2007.

The following is a summary of transactions that we, our directors, or executive officers or the affiliates of any of our directors or executive officers have engaged in that involve options to purchase our common stock or involved a purchase of our common stock during the 60 days prior to this Offer:

•                  On December 12, 2006, the Company granted options to purchase 7,500 shares each to Messrs. Gregory, Kransdorf, Matthies, and White who are non-employee members of its Board of Directors.  These grants were made pursuant to the Company’s 1997 Non-Employee Director Stock Option Plan and the exercise price of these options is $26.03 per share.

•                  On December 12, 2006, the Company amended two outstanding and unexercised options granted on January 31, 2000 and January 2, 2001, respectively, to Ms. Debby Zurzolo, Executive Vice President, General Counsel and Secretary of the Company.  The amendments increased the per share exercise prices of these options to $8.80 and $16.72 from $8.48 and $16.31, respectively. The numbers of shares subject to the amendments were 13,500 and 9,000, respectively.  These amendments were made in light of recent guidance issued by the Internal Revenue Service and were intended to correct the exercise price so that the options shall not be subject to Section 409A of the Internal Revenue Code.  The amendments were approved by the Compensation Committee of the Company’s Board of Directors on December 12, 2006.

•                  On December 12, 2006, the Company granted an option to purchase 30,000 shares of the Company’s common stock to Dr. David Klock in connection with his appointment to the Company’s Board of Directors.  This grant was made pursuant to the Company’s the Company’s 1997 Non-Employee Director Stock Option Plan and the exercise price of the option is $26.03 per share.

•                  On December 14, 2006, Ms. Debby Zurzolo exercised an option to purchase 9,000 shares and then sold all such shares.

•                  On December 15, 2006, Mr. Peter D’Amelio, President and Chief Operating Officer of the Company’s restaurant division, exercised an option to purchase 19,500 shares and then sold all such shares.  Mr. D’Amelio resigned as an executive officer effective February 9, 2007.

•                  On January 4, 2007, the Company granted to the following executive officers options to purchase the following number of shares pursuant to the Company’s 2001 Omnibus Stock Incentive Plan at an exercise price of $25.10 per share:

Executive Officer	Number of Shares
David Overton	150,000
Peter D’Amelio*	40,000
Max Byfuglin	30,000
Debby Zurzolo	25,000
Michael Dixon	25,000

*Mr. D’Amelio resigned as an executive officer effective February 9, 2007.

•                  On January 4, 2007, the Company granted to the following executive officers the following number of restricted shares pursuant to the Company’s 2001 Omnibus Stock Incentive Plan:

Executive Officer	Number of Shares
Peter D’Amelio*	13,500
Max Byfuglin	10,000
Debby Zurzolo	12,500
Michael Dixon	12,500

*Mr. D’Amelio resigned as an executive officer effective February 9, 2007.

Neither we nor any of our affiliates, directors or executive officers is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person relating directly or indirectly, with respect to options to purchase our common stock or eligible options, including but not limited to any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations, except as disclosed above and for the following:

•                  Outstanding options to purchase an aggregate of 333,751 shares of our common stock pursuant to the Company’s 1997 Non-Employee Director Stock Option Plan;

•                  Outstanding options to purchase an aggregate of 281,868 shares of our common stock pursuant to the 1992 Plan;

•                  Outstanding options to purchase an aggregate of 6,911,649 shares of our common stock pursuant to the 2000 Plan;

•                  An aggregate of 481,251 restricted shares issued to employees who are not executive officers or directors pursuant to the Company’s 2000 Plan;

•                  Outstanding options to purchase an aggregate of 1,604,250 shares of our common stock pursuant to the Company’s 2001 Omnibus Stock Incentive Plan;

•                  An aggregate of 48,500 restricted shares issued to employees who are executive officers pursuant to the Company’s 2001 Omnibus Stock Incentive Plan;

•                  Outstanding stock options granted to our executive officers prior to January 4, 2007 with respect to the following number of shares of our common stock:

Executive Officer	Number of Shares
David Overton	597,500
Peter D’Amelio*	276,000
Max Byfuglin	210,000
Debby Zurzolo	271,450
Michael Dixon	158,250

*Mr. D’Amelio resigned as an executive officer effective February 9, 2007.

•                  Outstanding stock options granted to directors prior to December 12, 2006 with respect to the following number of shares of our common stock:

Director	Number of Shares
Thomas Gregory	104,063
Jerome Kransdorf	74,063
Karl Matthies	30,000
Wayne White	65,625

•                  Rights Agreement dated as of August 4, 1998 between the Company and U.S. Stock Transfer described in the Company’s registration statement on Form 8-A filed with the SEC on August 18, 1998 which is incorporated by reference and the Amendment No. 1 to Rights Agreement dated as of November 4, 2003 between the Company and U.S. Stock transfer described in the Company’s post-effective Amendment No. 1 to its registration statement on Form 8-A filed with the SEC on November 13, 2003.

12.          Status of Options amended by us in the Offer; Accounting Consequences of the Offer.

Options that we acquire through the acceptance of elections with respect to eligible options under this offer will be amended under the 1992 Plan and 2000 Plan. There are no anticipated accounting consequences to the Company as a result of this offer.  As required by generally accepted accounting principles, the Company has already corrected the exercise price of all eligible options for financial reporting purposes.

13.          Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our acceptance of options for amendment and issuance of amended options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any Nasdaq Global Select Market listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept elections with respect to eligible options and to issue amended options is subject to the conditions described in Section 7 of this Offer to Amend.

If we are prohibited by applicable laws or regulations from granting amended options on the amendment date, we will not grant any amended options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the amendment date we will not grant any amended options.

14.          Material United States Federal Income Tax Consequences.

If You Participate in the Offer to Amend.

Section 409A provides that stock options issued with an exercise price less than the fair market value of the underlying stock on the option’s grant date (i.e., granted at a discount) may cause the option holder to recognize income in the year of vesting regardless of exercise.  The recognition of income under Section 409A may subject the option holder to an additional 20% tax, interest at the underpayment rate plus 1% and penalties (as applicable). It is likely that the option holders would have income recognition equal to the difference between the fair market value of the shares on the date of vesting and the exercise price (the “Spread”). Guidance issued by the IRS indicates that the date for calculating the Spread for options which vested in 2005 and 2006 may not follow the general rule for determining the Spread.  Additionally, you may be taxed annually thereafter on increases in value, if any, until exercised.  As a result of participation in this offer, you may avoid potentially adverse tax consequences with your eligible options.

The following is a summary of the material United States federal income tax consequences of participating in the offer for those employees subject to United States federal income tax.  This discussion is based on the Internal Revenue Code, its legislative history, treasury regulations thereunder and administrative and judicial interpretations as of the date of this Offer to Amend, all of which are subject to change, possibly on a retroactive basis.  The federal, state and local tax consequences for each employee will depend upon that employee’s individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are subject to taxation in the United States, and are also subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you.

We recommend that you consult a tax specialist or other tax advisor with respect to the federal, state and local tax consequences of participating in the offer, as the related tax consequences to you are dependent on your individual tax situation.

Amended options.

Your amended options will be nonstatutory stock options for purposes of United States tax law.  Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income, taxable to the option holder.  As a result of Section 409A of the Internal Revenue Code, however, nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock on the date of grant may be taxable to a participant on vesting, whether or not the option is exercised.

Upon disposition of the shares received upon exercise of an option, any gain or loss is treated as capital gain or loss.  If you were an employee at the time of the grant of the option, any income recognized upon exercise or vesting of a nonstatutory stock option generally will constitute wages for which withholding will be required.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We recommend that you consult with your own advisors to discuss the consequences to you of this transaction

We recommend that you consult your own tax advisor with respect to the federal, state and local tax consequences of participating in the offer.

If You Do Not Participate in the Offer to Amend.

The following is a summary of the material United States federal income tax consequences of declining to participate in the offer for those employees subject to United States federal income tax.  This discussion is based on the Internal Revenue Code, its legislative history, treasury regulations thereunder and administrative and judicial interpretations as of the date of this Offer to Amend, all of which are subject to change, possibly on a retroactive basis. The federal, state and local tax consequences for each employee will depend upon that employee’s individual circumstances.  This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.  If you are subject to taxation in the United States, and are also subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you.

We recommend that you consult a tax specialist or other tax advisor with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

Your decision not to accept this offer with respect to your eligible options could result in adverse tax consequences to you.  Please read this section carefully and talk to your tax advisors regarding your decision regarding participation in this offer.

As a result of participation in this offer, you may avoid potentially adverse tax consequences associated with your eligible options. Section 409A of the Internal Revenue Code and recently proposed tax regulations provide that stock options issued with an exercise price less than the fair market value of the underlying stock on the date of grant (i.e., granted at a discount) may be subject to early income recognition, an additional 20% tax, interest at the underpayment rate plus 1% and penalties (as applicable). The eligible options may have been granted with an exercise price less than the fair market value of the underlying stock on the date of grant and holders of such options may have income recognition and owe an additional 20% tax, interest, and penalties.

It is not entirely certain how such tax would be calculated, but we think it is likely that the difference between the value of the shares at the time of vesting and the exercise price of such shares will be includable as income when the option vests and an additional 20% tax, interest at the underpayment rate plus 1% and penalties (as applicable) will be assessed.  Additionally, it is possible that during each subsequent tax year (until the option is exercised), the increase in value of the underlying stock will be taxed.

Section 409A applies to below-market grants of options that were not vested as of December 31, 2004.  Any option with an exercise price less than fair market value of our common stock on the date of grant for such option and that was vested as of December 31, 2004 is not subject to Section 409A.  To avoid any adverse tax consequences under Section 409A with respect to such options, remedial action may be taken to bring your option (the “amended option”) into compliance with the requirements of Section 409A. We are offering you the opportunity to bring your amended option into compliance with Section 409A through the amendment described in the Offer to Amend and summarized in the following paragraph.

Your option can be amended to increase the exercise price to the per share fair market value of our common stock on the measurement date for that option, as set forth in the Addendum.  We believe that such an amendment would bring the amended option into compliance with Section 409A, allowing you to exercise the amended option as you choose, subject to the existing terms and conditions in effect for that option without being subject to Section 409A.  In that case, no ordinary income or additional Section 409A tax would be applicable when the option vests.  Instead, you would be subject to ordinary income tax upon exercise of the eligible portion and the 20% additional Section 409A tax would not apply.

You should be aware that adverse tax consequences under Section 409A may apply to an eligible option if it is not amended pursuant to the Offer.  However, neither we nor our board of directors has made or will make any recommendation as to whether or not you should accept the Offer to amend any option to increase the exercise price, nor have we authorized any person to make any such recommendation.  You must make your own decision whether or not to accept the Offer, after taking into account your own personal circumstances and preferences. You are urged to evaluate carefully all of the information in the Offer and we recommend that you consult your own investment, legal and tax advisors.

Uncertainty

Unfortunately, the Internal Revenue Service has not issued definitive final guidance under Section 409A. There is a chance that final guidance issued by the IRS may provide some relief with respect to certain eligible options and your personal tax advisor may advocate a position under the current statute and IRS guidance that your eligible options are exempt from Section 409A.  We cannot guarantee the effect of any future IRS guidance and will work as quickly as possible when future guidance is issued to analyze it and provide information to our option holders regarding such guidance.

15.          Extension of Offer; Termination; Amendment.

We reserve the right, at our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Amend has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for amendment of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the offer expiration date, we will also extend your right to withdraw elections with respect to eligible options until such extended offer expiration date. In the case of an extension, we will issue a press release, fax or other form of communication no later than 9:00 a.m., Eastern Time, on the next U.S. business day after the previously scheduled offer expiration date.

We also reserve the right, in our reasonable judgment, before the offer expiration date to terminate or amend the offer and to postpone the expiration of the offer (resulting in a delay of our acceptance or amendment of any options with respect to which elections have been made) if any of the events listed in Section 7 of this Offer to Amend occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and amendment of options with respect to which elections have been made is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a offer like this.

Subject to compliance with applicable law, we further reserve the right, before the offer expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Amend has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option grant expires after commencement, but before amendment under the offer, that particular option grant is not eligible for amendment. Therefore, if we extend the offer for any reason and if a particular option with respect to which an election to accept the offer was made before the originally scheduled expiration of the offer expires after such originally scheduled offer expiration date but before the actual amendment date under the extended offer, that option would not be eligible for amendment.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least five U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a United States federal holiday and consists of the time period from 12:01 p.m. through 12:00 midnight, U.S. Pacific Time.

16.          Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections with respect to this offer.

17.          Additional information.

This Offer to Amend is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Amend does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to accept this offer with respect to your options:

1.                                       Our annual report on Form 10-K/A for our fiscal year ended January 3, 2006, filed with the SEC on December 8, 2006;

2.                                       Our definitive proxy statement on Schedule 14A for our 2006 annual meeting of shareholders, filed with the SEC on April 26, 2006;

3.                                       All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended January 3, 2006 and until the date of filing of the Tender Offer Statement on Schedule TO of which this Offer to Amend is a part;

4.                                       The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 18, 1998 the amendment to registration statement on Form 8-A12G/A filed with the SEC on November 13, 2003 and any further amendment or report filed hereafter for the purpose of updating such description; and

These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at www.sec.gov.

Each person to whom a copy of this Offer to Amend is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by contacting us by telephone at: 818-871-8333 or by e-mail at tenderquestions@thecheesecakefactory.com

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Amend, you should rely on the statements made in the most recent document.

The information contained in this Offer to Amend about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18.          Financial statements.

(a)           Financial Information.  The information set forth in Item 8, Consolidated Financial Statements and Supplementary Data, of the Company’s Annual Report on Form 10-K/A for its fiscal year ended January 3, 2006, filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2006, including all material incorporated by reference therein, is incorporated herein by reference. The Company’s amended Annual Report on Form 10-K/A, and Quarterly Report on 10-Q can also be accessed electronically on the SEC’s website at http://www.sec.gov.

(b)           Pro Forma Financial Information.  Not applicable.

19.          Miscellaneous/Forward Looking Statements.

This Offer to Amend, our SEC reports and proxy statement referred to above include “forward-looking statements”. When used in this Offer to Amend, words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Those statements speak only as of the date hereof. Such information is subject to change, and we will not necessarily inform you of such changes. Those statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Our Annual Report on Form 10-K and 10-K/A, Quarterly Report on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss the important risk factors that may affect our business, results of operations and financial condition.

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, we intend to make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law or we determine that further efforts to comply are not advisable, the Offer will not be made to, nor will acceptances of the Offer be accepted from or on behalf of, the holders of eligible options residing in such jurisdiction.

We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and representations contained in this Offer to Amend, the related Tender Offer Statement on Schedule TO or in the related Memorandum from David Overton. If anyone makes any representation to you or gives you any information different from the representations and information contained in this Offer to Amend, the related Tender Offer Statement on Schedule TO or in the related Memorandum from David Overton, you must not rely upon that representation or information as having been authorized by us. We have not authorized any person to make any recommendation on our behalf as to whether you should accept or reject the Offer to amend your eligible option pursuant to the Offer. You should rely only on the representations and information contained in this Offer to Amend, the related Tender Offer Statement on Schedule TO or in the related Memorandum from David Overton or to which we have referred you.

SCHEDULE A
INFORMATION CONCERNING THE DIRECTORS
AND EXECUTIVE OFFICERS OF THE CHEESECAKE FACTORY INCORPORATED

The directors and executive officers of Cheesecake Factory are set forth in the following table:

Name	Position and Offices Held

David Overton	Chairman of the Board of Directors and Chief Executive Officer

Thomas L. Gregory	Director

David R. Klock	Director

Jerome I. Kransdorf	Director

Karl L. Matthies	Director

Wayne H. White	Director

Peter J. D’Amelio*	President and Chief Operating Officer The Cheesecake Factory Restaurants Inc. and Grand Lux Cafe, LLC

Max S. Byfuglin	President of The Cheesecake Factory Bakery Incorporated

Debby R. Zurzolo	Executive Vice President, Secretary and General Counsel

Michael J. Dixon	Senior Vice President and Chief Financial Officer

*Mr. D’Amelio resigned as an executive officer effective February 9, 2007.

Our executive officers are eligible to participate in this offer if they hold eligible options and were not executive officers of the Company at the time of grant. Our non-employee directors do not hold eligible options.

The address of each executive officer and director is: c/o THE CHEESECAKE FACTORY INCORPORATED, 26901 Malibu Hills Road, Calabasas Hills, California 91301 U.S.A.

A-1